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                                                                       EXHIBIT 8

                [Letterhead of O'Sullivan Graev & Karabell, LLP]

                                          February 14, 1995

NAMIC U.S.A. Corporation
Pruyn's Island
Glen Falls, New York 12801

Attention: Board of Directors

                MERGER OF PFIZER INC.'S WHOLLY-OWNED SUBSIDIARY,
               DART ACQUISITION CORP., WITH AND INTO NAMIC U.S.A.
              CORPORATION, WITH NAMIC U.S.A. CORPORATION SURVIVING
             THE MERGER AS A WHOLLY-OWNED SUBSIDIARY OF PFIZER INC.

Ladies and Gentlemen:

    We have been requested to render this opinion concerning certain matters of federal income tax law in connection with the proposed merger of a newly-formed corporation, Dart Acquisition Corp., organized and existing under the laws of the State of Delaware ("SUB") and wholly-owned by Pfizer Inc., a corporation organized and existing under the laws of the State of Delaware ("PFIZER"), with and into NAMIC U.S.A. Corporation, a corporation organized and existing under the laws of the State of Delaware ("NAMIC"), with NAMIC surviving the merger and becoming a wholly-owned subsidiary of Pfizer, pursuant to the applicable corporate laws of the State of Delaware (the "MERGER"), and in accordance with that certain Amended and Restated Agreement and Plan of Merger among Pfizer, Sub and NAMIC dated as of October 31, 1994 (the "AGREEMENT"). Our opinion has been requested in connection with the filing of a registration statement with the Securities and Exchange Commission on February 14, 1995, on Form S-4,which includes therein a Proxy Statement/Prospectus, in connection with the Merger (as thereafter amended at any time to and including the date hereof (the "REGISTRATION STATEMENT")).

    To render this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy at all relevant times of the statements, covenants, representations and warranties contained in the following documents:

    1.  the Agreement (including the exhibits thereto);

    2. the Management Certificate dated February 13, 1995, addressed to us, signed by an authorized officer of Pfizer and Sub, and delivered to us from Pfizer and Sub in the form attached hereto as "EXHIBIT A", and incorporated herein by reference;

    3. the Management Certificate dated February 14, 1995, addressed to us, signed by an authorized officer of NAMIC, and delivered to us from NAMIC in the form attached hereto as "EXHIBIT B", and incorporated herein by reference;

    4.  the Registration Statement; and

    5. such other instruments and documents related to the formation, organization and operation of Pfizer, NAMIC and Sub or the consummation of the Merger and the transactions contemplated thereby as we have deemed necessary or appropriate.
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    In connection  with rendering  this  opinion, we  have assumed  or  obtained representations (and are relying thereon, without any independent investigation or review thereof) that:

    (a) original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents and there has been (or will be by the Effective Time) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof;

    (b)  any representation  or statement  referred to  above made  "to the best
knowledge  of"  or  otherwise  similarly  qualified  is  correct  without   such
qualification;

    (c) the Merger will be consummated pursuant to the Agreement and will be effective under applicable state law;

    (d) there is no plan or intention on the part of the NAMIC stockholders (a "PLAN") to sell, exchange, transfer, distribute, pledge or otherwise dispose of (a "SALE") (i) shares of Pfizer Common Stock to be issued to NAMIC stockholders in the Merger, which shares would have an aggregate fair market value, as of the Effective Time, in excess of fifty percent (50%) of the aggregate fair market value, immediately prior to the Merger, of all outstanding shares of NAMIC Common Stock, or (ii) more than fifty percent (50%) of the shares of Pfizer Common Stock to be received in exchange for NAMIC Common Stock in the Merger. For purposes of this assumption, shares of NAMIC Common Stock (or the portion thereof) (i) with respect to which a NAMIC stockholder receives consideration in the Merger other than Pfizer Common Stock (including, without limitation, cash received pursuant to the exercise of dissenters' rights, if any, or in lieu of fractional shares of Pfizer Common Stock) and/or (ii) with respect to which a Sale occurs during the period ending at the Effective Time and beginning with the commencement of negotiations (whether formal or informal) between NAMIC and Pfizer regarding the Merger (the "PRE-MERGER PERIOD"), shall be considered shares of outstanding NAMIC Common Stock exchanged for Pfizer Common Stock in the Merger and then disposed of pursuant to a Plan;

    (e) following the Merger, NAMIC will continue its historic business or use a significant portion of its historic business assets in a business;

    (f) no outstanding indebtedness of Pfizer, NAMIC or Sub has or will represent equity for tax purposes (including, without limitation, any loans from Pfizer to NAMIC); no outstanding equity of Pfizer, NAMIC or Sub has represented or will represent indebtedness for tax purposes; no outstanding security, instrument, agreement or arrangement that provides for, contains or represents either a right to acquire NAMIC stock or to share in the appreciation thereof constitutes or will constitute "stock" for purposes of Section 368(c) of the Code; and

    (g)  none of Pfizer, Sub or NAMIC is, or  will be at the time of the Merger,
(a) an "investment company" within the meaning of Section 368(a)(2)(F) of the Code; or (b) under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

    Capitalized terms used herein and not otherwise defined are used as defined in the Agreement.

    Based on the foregoing documents, materials, assumptions and information, and subject to the qualifications and assumptions set forth herein, we are of the opinion that, if the Merger is consummated in accordance with the provisions of the Agreement and the exhibits thereto, the Merger will be treated, for federal income tax purposes, as a reorganization, within the meaning of Section 368(a)(1)(A) of the Code by virtue of Section 368(a)(2)(E) of the Code, NAMIC and Pfizer will each be a party to that reorganization within the meaning of
Section 368(a) of the Code and no gain or loss will be recognized by NAMIC's stockholders upon their receipt in the Merger of Pfizer Common Stock in exchange for NAMIC Common Stock (except to the extent of cash received in lieu of a fractional share of Pfizer Common Stock or cash consideration received as a result of dividends declared on Pfizer Common Stock).

    In addition to your request for our opinion on this specific matter of federal income tax law, you have asked us to review the discussion of federal income tax issues contained in the Registration
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Statement. We have reviewed the discussion entitled "Certain Federal Income  Tax
Matters" contained in the Registration Statement and we believe that such information fairly presents the current federal income tax law applicable to the Merger, and the material federal income tax consequences to Pfizer, NAMIC, Sub and the NAMIC stockholders.

    Our opinion set forth above is based upon the existing provisions of the Code, Treasury Regulations (including Temporary and Proposed Treasury Regulations) promulgated under the Code, published Revenue Rulings, Revenue Procedures and other announcements of the Internal Revenue Service (the "SERVICE") and existing court decisions, any of which could change at any time. Any such changes might be retroactive with respect to transactions entered into prior to the date of such changes and could significantly modify the opinion set forth above. Nevertheless, we undertake no responsibility to advise you of any subsequent developments in the application, operation or interpretation of the federal income tax laws.

    Our opinion concerning certain of the federal tax consequences of the Merger is limited to the specific federal tax consequences presented above. No opinion is expressed as to any transaction other than the Merger, including any transaction undertaken in connection with the Merger. In addition, this opinion does not address any estate, gift, state, local or foreign tax consequences that may result from the Merger. In particular, we express no opinion regarding: (i) the amount, existence or availability after the Merger of any of the federal income tax attributes of NAMIC or Pfizer (including, without limitation, foreign tax credits or net operating loss carryforwards, if any, of NAMIC or Pfizer);
(ii) the consequences of the Merger to holders of NAMIC Common Stock acquired subject to the provisions of Section 83(a) of the Code; and (iii) the effects of the Merger on any pension or other employee benefit plan maintained by Pfizer or NAMIC.

    No ruling has been or will be requested from the Service concerning the federal income tax consequences of the Merger. In reviewing this opinion, you should be aware that the opinion set forth above represents our conclusions regarding the application of existing federal income tax law to the instant transaction. If the facts vary from those relied upon (including if any representation, covenant, warranty or assumption upon which we have relied is inaccurate, incomplete, breached or ineffective), our opinion contained herein could be inapplicable. You should be aware that an opinion of counsel represents only counsel's best legal judgment, and has no binding effect or official status of any kind, and that no assurance can be given that contrary positions will not be taken by the Service or that a court considering the issues would not hold otherwise.

    This opinion is being delivered solely for the purpose of being included as an exhibit to the Registration Statement; it may not be relied upon or utilized for any other purpose (including, without limitation, satisfying any conditions in the Agreement) or by any other person or entity, and may not be made available to any other person or entity, without our prior written consent. We do, however, consent to the use of our name in the Registration Statement wherever it appears.

                                          Very truly yours,

                                          /s/ O'Sullivan Graev & Karabell, LLP
                                          O'Sullivan Graev & Karabell, LLP